Northstar Technical Inc.
Disaster Recovery Plan
December 2, 1999
Table of Contents
1 Netmind Division                1
1.1 Information                   1
1.2 Software                      2
1.2.1 In-House Software           2
1.2.2 Commercial Software         2
1.3 Hardware                      3
1.3.1 In-House Hardware           3
1.3.2 Commercial Hardware         3
1.4 Inventory                     4
1.4.1 Subcontracted Components    4
1.4.1.1 Mechanical Housings,Etc.  4
1.4.1.2 Crystals                  4
1.4.1.3 Hydrophones               4
1.4.1.4 Printed Circuit Boards    4
1.4.2 Commercial Components       4
1.5 Production Facility           4
1.5.1 Administration, Sales and Marketing     5
1.5.2 Inventory                               6
1.5.3 Electronic Production                   7
1.5.4 Mechanical Production                   8
1.5.5 Engineering                             9
2 Contract Manufacturing Division             9
2.1 Information                               9
2.2 Software                                  9
2.3 Hardware                                  10
2.4 Inventory                                 10
1 Netmind Division

The Netmind Division of NorthStar Technical manufactures the NETMIND trawl management system. The systems and materials required for production are described below. In the event of the complete loss of the production facility, it is estimated that the facility could be re-established in new quarters in approximately one month, using existing personnel. Production could begin immediately on completion of the facility, with the first systems completed one month after the start of production. This document provides details of the systems necessary for the production of the NETMIND system.

1.0 Information

The information required to manufacture the NETMIND system is stored in a computer compatible format. The following classifications have been specifically identified:
1.Manufacturing Procedures
2.Quality Control Manual
3.Policies and Procedures Manual
4.Marketing Materials
5.Price Lists
6.Customer Records
7.Manufacturing records
8.Mechanical Drawings
9.Electrical Schematics
10.PCB Layouts
11.User Manuals
12.Technical Manuals
13.Inventory Information
14.Supplier Records
15.Accounting Records
16.Sales/Marketing contact Records
The master copies of all of the above items are stored on the computer system, and are archived and stored at a remote site on a daily basis.

1.1 Software

1.1.0 In-House Software
This category includes all software which has been developed at Northstar. The most critical piece of software is the NETMIND software which is sold as an integral component of the netmind system. In addition to the NETMIND software, various administrative and production tools have been locally developed. All of the in-house software source code is stored in a Revision
Control library. This allows the storage and retrieval of multiple versions of the software at any point in time.
In addition, the full library is archived daily as described above.

1.1.1 Commercial Software

Backup copies of all commercial software are maintained at several offsite locations. Although the commercial software could be repurchased in the event of loss, the maintenance of backup copies ensures the availability of the software irregardless of the state of the software manufacturer or vendor. In the event of a failure of the Microsoft windows platform, most of the functionality would be available under the Linux operating system as indicated below. All computers at Northstar have been verified as Linux-ready.The following commercial software packages are used by Northstar:

Software Package
Linux replacement
Microsoft Windows 95/98
Linux
Red Hat Linux
Linux
StarOffice version 5.1A
Star Office, Linux version
Microsoft Office 9X
Star Office, Linux version
Microsoft Visual C++ version 1.52
Gnu C++
Microsoft Visual Basic version 4.0
none
Netscape Communicator
Star Office, Linux version
Accpac Plus Accounting System
Accpac Plus, DOSEMU
Tango Schematic
Tango Schematic, DOSEMU
Tango PCB
Tango PCB, DOSEMU
Edwin Schematic Capture/Layout
No direct replacement
WinTek HC11 cross compiler
WinTek, DOSEMU
TLIB version Control System
TLIB, DOSEMU
AutoCad
No direct replacement
Lotus SmartSuite 95
Star Office, Linux version
Corel Draw
Star Office, Linux version
Business Pro Business Plan Software
No direct replacement
Maximizer Contact Management Software
Star Office, Linux version
AGAMA Inventory Control system
No direct replacement

1.2 Hardware

1.2.0 In-House Hardware
Hardware which has been developed in house to aid in the NETMIND production process includes the following:

1.Vacuum Chambers
2.Molds
3.Fume Hoods
4.Jigs

 All of these items are straightforward to reproduce using standard tools and components with the exception of the Molds. Extra molds have been manufactured, and are stored off site.

1.2.1 Commercial Hardware
Commercial Hardware which is used in the production of the NETMIND system includes the following:

1.Vacuum Pump
2.Component cleaner
3.Precision scales
4.Sand blaster
5.Compressor
6.Oscilloscopes
7.Frequency Counter
8.Function Generator
9.Prom Burner
10.MicroController Development System
11.Computers

All of the above items are available from multiple commercial suppliers at short notice.

1.3 Inventory
 The inventory required to manufacture the NETMIND system consists primarily of commercially available components. Many highly specialized components (precision inductors, transformers,etc.)
are manufactured in-house from commercially available
 supplies(standard ferrites, magnet wire). Other components are manufactured under subcontract to other manufacturers.

1.3.0 Subcontracted Components

1.3.0.0 Mechanical Housings,Etc.

The mechanical components of the NETMIND system are fabricated to specifications provided by Northstar
Technical to a local Machine Shop.  Several Machine
Shops with the capabilities necessary have been identified in the local area. No specialized equipment is required by the subcontractor to manufacture these items

1.3.0.1 Crystals

The NETMIND sensors require the use of high stability, high precision crystals at non-standard frequencies. The crystals are currently manufactured by a British company to specifications supplied by Northstar. Several additional crystal manufacturers have been identified who have the capabilities of producing the crystals to the required specifications.

1.3.0.2 Hydrophones

The hydrophones used in the Netmind system are currently manufactured by a British company to specifications supplied by Northstar. Northstar is in the process of purchasing the design rights to the hydrophones with the intention of manufacturing the hydrophones in-house in the near future.

1.3.0.3 Printed Circuit Boards

Printed Circuit Boards are currently manufactured in Canada by a PCB production facility. Several other
PCB manufacturers have been identified who would be capable of producing the same quality circuit boards.

1.3.1 Commercial Components

The majority of the components required to manufacture the NETMIND system are commercially available from many manufacturers/suppliers. The inventory system currently in use at Northstar identifies multiple suppliers for each component.

1.4 Production Facility

The production facilities the NETMIND system can be constructed in any standard Office/light manufacturing environment.

1.4.0 Administration, Sales and Marketing

Administration, sales and marketing facilities require standard office space of approximately 1500 sq ft, with standard office facilities. The following office equipment is required:

Equipment           Quantity     Supplier      Specifications

fax Machine              1         any           Plain Paper
Copier                   1         Any           Flat bed, feeder
Printer                  1         HP            Laser, 10ppm, networked
Telephone System         1    Northern Telecom   4 lines in, 16 key set capacity
Accounting Computer      1      HP,IBM,DELL      Low end office, Windows98
Office Server Computer   1     HP,IBM,DELL       Minimum server, Windows98
Marketing Computer       1     HP,IBM,DELL       Portable,Windows98
Internet Server Computer 1     HP,IBM,DELL       Low end office,Linux
Office Desks             3        any
BookCases                3
Filing Cabinets          3
Chairs                   3
Telephone Keyset         3                       Compatible with Telephone system

1.4.1 Inventory

The inventory area requires 600 sq ft of storage space, 200 sq. ft. of shipping space, and 200 sq ft of office space.


Equipment        Quantity      Supplier    Specifications

Computer            1        HP,IBM,DELL   Low end Office, Windows98
Printer             1        HP            Ink Jet, networked
Office Desk         1
Filing Cabinet      1
Chair               1
Heavy Duty Shelving 5        tier           300 sq ft
Bookcase            2
Telephone Keyset    1                      Compatible with telephone system

1.4.2 Electronic Production

The electronic production area requires 1000 sq ft of space with anti-static flooring, and an external ventilation system.

Equipment                  Quantity        Supplier        Specifications
Administrative Computer      1            HP,IBM,DELL      Low end Office
Manual Printer               1            HP               Color, double sided capability
Test Computer                2            HP,IBM,DELL      Low end Office
Field Test Computer          1            HP,IBM,DELL      Portable
Electronic Workbench         5                             8 ft. with shelf,
                                                           anti-static surface,
                                                           outlets, light
Oscilloscope                 3            HP,Tektronix     100MHz, storage, 2 probes
Function Generator           3            HP, Tektronix,   Global Specialities
Frequency resolution         1            Hz
Soldering Station            4
Eprom Eraser                 2
Eprom Burner                 2
Reference Hydrophone         1
Exhaust System               4
External Exhaust             1            Motorola           Hand Tools
Office Desk                  3
Bookcase                     3
Filing Cabinet               1
Telephone Keyset             1


1.4.3 Mechanical Production

The mechanical production area requires
800 sq ft of space with a smooth, resiliant floor
(Asphalt or vinyl tile), external ventilation, and precise temperature and humidity control.

Equipment         Quantity         Supplier          Specifications

Computer            1             IBM,HP,DELL        High End Office, 17" monitor
Workbench           3
Heavy Duty Vise     1
Grinder             1
Drill Press         1
Sandblaster         1
Compressor          1
Vacuum Chambers     2
Vacuum Pump         1
Fume Hood           1
Air Conditioner     1
Component Cleaner   1
Precision Weight
 Scales             1
Clamps              many
Hand Tools
Dehumidifier        1
Office Desk         2
Filing Cabinet      1
BookCase            1                                  Shelving 200 Sq Ft
Heavy Duty-
Compatible with Telephone System


1.4.4 Engineering

The Engineering area requires 500 sq ft of space with anti-static flooring, and an external ventilation system.

Equipment             Quantity        Supplier        Specifications

Development computer     1            IBM,HP             High end Office, 17" monitor
Drawing Printer          1            HP                 Color, Inkjet, 11X17
Bench Oscilloscope       1            HP,Tektronix       100 Mhz, Storage
Portable Oscilloscope    1            Tektronix,Fluke    200 Mhz, battery operated
Function Generator       1            Global Specialties  HP
1 Hz resolution
Power Supply             1            HP,BK Precision     Lab Supply
Soldering Station        1
Test Computer            1            IBM,HP,DELL         Low end office
Network Server           1            IBM,HP,DELL         High end server, Linux
Office Desk              2
Filing Cabinet           2
Bookshelf                3
Admin Computer           1             IBM,HP,DELL        Low end office
Field Test Computer      1             IBM,HP,DELL        Portable
Prom Programmer          1             Motorola           MicroController
                                                          Development System
Spectrum Analyzer        1             Motorola
Hand Tools               10
Telephone Keyset          2                         Compatible with Telephone system


Contract Manufacturing Division

2.0 Information

The majority of the documentation of the Contract
Manufacturing Division is stored on the computer system, and is archived on a daily basis.

2.1 Software

At present, only commercially available software is used in the Contract Manufacturing Division, and off-site backups are maintained of all such software

2.2 Hardware

Several pieces of special purpose
test equipment are maintained at the plant site for the testing of military consoles.This equipment is not commercially available, and in the event of loss, would have to be replaced by the supplier/owner (Lockheed Martin);

2.3 Inventory
No inventory is currently in stock for the contract manufacturing division. In general, the inventory for this division will consist of specialized components, many custom manufactured by single source suppliers.
However, the inventory will be held for very short periods of time, and will be used completely in the manufacture of the contracted systems. It is not anticipated that there will be any stock items in the Inventory.